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                                                                   EXHIBIT 10.39

                                    EXHIBIT A

                              CONSULTING AGREEMENT

        This Agreement is entered into as of the date set forth below between Advanced Fibre Communications, Inc. ("AFC") and the consultant named below ("Contractor").

        In consideration of the mutual covenants set forth herein, AFC hereby retains Contractor on the terms set forth below:

        1. SERVICES TO BE RENDERED. Contractor will perform services as described in Attachment A.

        2. PAYMENT FOR CONTRACTOR'S SERVICES. AFC will pay Contractor according to the terms specified in the Termination Agreement and General Release and as detailed in Attachment A hereof.

        3. LOCATION OF WORK. Contractor's principal place of work shall be determined by contractor, except that it will not be at the offices of AFC.

        4. CONTRACTOR'S INDEPENDENT CONTRACTOR STATUS. Contractor will provide services as an independent contractor, and is not authorized to act as AFC's agent. Contractor will not be an employee of AFC, and will not be entitled to Workmen's Compensation Coverage, Unemployment Insurance or any other type of insurance or benefit normally provided by AFC to its employees. AFC will not withhold income or Social Security taxes from Contractor's fee. AFC shall have no financial liability to Contractor as a result of this Agreement, except as provided in paragraph one above.

        5. EXPENSES. Expenses incurred by Contractor in connection with performing services to be provided herein shall be borne exclusively by Contractor and will not be reimbursed by AFC, except as may be set forth herein.

        6. OTHER SERVICES. This Agreement shall not be construed to preclude or limit Contractor from performing services similar to those provided to AFC to other persons or entities, provided the confidentiality provisions set forth below are complied with, and provided such other services do not present a conflict of interest.


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        7. CONFIDENTIAL INFORMATION OF OTHERS. Contractor represents that he will not use, disclose to AFC, or induce AFC to use any confidential information or documents belonging to others, which he has in his possession. Contractor represents that this Agreement will not cause Contractor to violate any copyright or other intellectual property right of any third party.

        8. DEFINITION OF PROPRIETARY INFORMATION. As used herein, the term "Proprietary Information" refers to any and all information of a confidential, proprietary or secret nature which is or may be either applicable to, or related in any way to (i) the business, present or future, of AFC, (ii) the research and development or investigations of AFC, or (iii) the business of any customer of AFC. Proprietary Information includes, for example and without limitation, trade secrets, processes, formulae, data, algorithms, source codes, object codes, know-how, improvements, inventions, techniques, marketing plans and strategies, information concerning volume of sales, profits and losses, and any information regarding current or potential customers. Proprietary Information shall also include all information of a like nature owned by any other person and furnished to AFC by such other person pursuant to an undertaking by AFC to maintain the same in confidence.

        9. PROPRIETARY INFORMATION TO BE KEPT IN CONFIDENCE. Contractor acknowledges that Proprietary Information is a special, valuable and unique asset of AFC and/or its customers or licensors, and Contractor agrees at all times during the period of this Agreement, and thereafter, to keep in confidence and trust all Proprietary Information. Contractor agrees that during the period of this Agreement and thereafter, Contractor will not directly or indirectly use the Proprietary Information other than in the course of performing duties for AFC, nor will Contractor directly or indirectly disclose any Proprietary Information or anything relating thereto to any person or entity, except in the course of performing services under this Agreement and with the consent of AFC. Contractor will abide by AFC's policies and regulations as may be established from time to time for the protection of its Proprietary Information.

        10. RETURN OF MATERIALS. At the request of AFC or in the event of any termination of this Agreement for whatever reason, Contractor will promptly deliver to


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AFC all documents, data, records and other information pertaining to this Agreement, including information created by Contractor as a result of this Agreement. Contractor shall not take with him any documents or data, or any reproductions or excerpt of any document or data, containing or pertaining to any Proprietary Information.

        11. DISCLOSURE TO AFC; INVENTIONS AS SOLE PROPERTY OF AFC. Contractor agrees promptly to disclose to AFC any and all inventions, discoveries, improvements, trade secrets, copyrights, formulae, techniques, processes and know-how, whether or not patentable or whether or not reduced to practice, conceived or learned by Contractor during the period of his work on behalf of AFC, either alone or jointly with others, which relate to or result from the actual or anticipated scope of this Agreement, or which result, to any extent, from use of AFC's premises or property (the work being hereinafter collectively referred to as the "Inventions").

        Contractor acknowledges and agrees that all such Inventions shall be the sole property of AFC and/or any other person or entity designated by it, and Contractor hereby assigns to AFC his entire right and interest in and to all Inventions; provided, however, that such assignment does not apply to any invention which qualifies for protection under California Labor Code Section 2870. Upon request by AFC, Contractor shall execute any required documents and furnish all reasonable assistance to AFC in order to vest all rights to the Inventions in AFC. All data and reports prepared as a result of this Agreement shall be the exclusive property of AFC and shall be used by Contractor solely in his work for AFC. If any preexsisting materials are contained in the deliverable items, Contractor hereby grants a royalty free license to AFC to use such materials.

        12. INJUNCTION. Contractor agrees that it would be difficult to measure damage to AFC from any breach by Contractor of the agreements set forth in Paragraphs 6, 7, 8 and 9 herein, and that injury to AFC from any such breach would be impossible to calculate, and that money damages would therefore be an inadequate remedy. Accordingly, Contractor agrees that if he should breach any provision of Paragraphs 6, 7, 8 and 9, or any of them, AFC shall be entitled, in addition to all other remedies it may have, to an injunction or other appropriate


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orders to restrain any such breach by Contractor without showing or proving any actual damage sustained by AFC.

        13. TERM OF THIS AGREEMENT. Either party may terminate this Agreement with no further obligation for unperformed work ten (10) days after written notice is mailed or given to the other party.

        14. INDEMNIFICATION. Contractor agrees to indemnify and defend AFC and its employees from any liability for claims arising as a result of services performed under this Agreement, except for liability occasioned by the negligence of AFC or its employees.

        15. OTHER OBLIGATIONS. Contractor is not currently obligated, nor will Contractor assume any obligations which interfere with or are inconsistent with the services to be performed under this Agreement.

        16. GENERAL.

                  (a) To the extent that any of the promises set forth herein, or any word, phrase, clause, or sentence thereof shall be found to be illegal or unenforceable for any reason, such agreement, word, clause, phrase or sentence shall be modified or deleted in such manner so as to make the agreement as modified legal and enforceable under applicable laws, and the balance of the agreement, or parts thereof, shall not be affected thereby, the balance being construed as severable and independent.

                  (b) This Agreement shall be binding upon Contractor and his heirs, executors, assigns, and administrators and shall inure to the benefit of AFC, its successors and assigns and any Subsidiary or Parent of AFC.

                  (c) This Agreement shall be governed by and construed in accordance with the laws of the State of California.

                  (d) This Agreement may be signed in counterparts, each of which shall be deemed an original and which together shall constitute one instrument.

                  (e) The use of the singular in this Agreement includes the plural, as appropriate.


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                  (f) This Agreement and Attachment A represent the entire
agreement between Contractor and AFC with respect to the subject matter hereof, superseding all previous oral or written communications, representations or agreements. This Agreement may be modified only by a duly authorized and executed writing, signed by Contractor and the Manager and approved by the President.


Dated:  12/22/97                      Dated:
      ----------------------------          --------------------------------

Contractor:                           ADVANCED FIBRE COMMUNICATIONS, INC.

By: /s/ DANIEL E. STEIMLE             By: /s/ CARL GRIVNER
   -------------------------------       -----------------------------------
           Daniel E. Steimle                        Carl Grivner
                                                    President and CEO

SS or ER ID#


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                                  ATTACHMENT A

Contractor will assist, as requested, with the orderly transition of his responsibilities as the former Vice President, Chief Financial Officer to the new Vice President, Chief Financial Officer. Contractor agrees to be available for telephone consultations as needed for the period commencing October 1, 1997 through July 20, 1998. AFC will pay for all of Contractor's reasonable out of pocket expenses related to providing consulting services hereunder.

In exchange for such services, AFC will compensate Contractor by continuing to vest the following stock options held by him through July 20, 1998:

                             NQSO              Shares to Vest
Grant Date                   Shares Granted    10/1/97 - 7/20/98                Price
--------------------------------------------------------------------------------------
January 17, 1997             1,300              542                             $26.50
January 17, 1997             20,000            4167                             $26.50



Contractor will be permitted to exercise the "shares to vest" (totaling 4709 NQSOs) for a period of ninety (90) days after July 20, 1998.


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